EMPLOYMENT AGREEMENT


     This Employment Agreement ("Agreement") is made effective as of July 1, 1998 (the "Effective Date") by and between GENTLE DENTAL SERVICE CORPORATION, a Washington corporation (the "Company"), and DANY Y. TSE, DMD ("Employee").

                                    RECITALS

     Pursuant to the Employment Agreement (the "Prior Agreement") dated November 3, 1997 (the "Prior Effective Date") between the Company and Employee, the Company has employed Employee as its Co-Chairman, Founder and President of Clinical Services Council. The parties desire to amend and restate the Prior Agreement in the form of this Agreement.

                                    AGREEMENT

     In consideration of the promises, covenants, and representations below, the parties agree as follows:

     1. Compensation. The Company will pay Employee as compensation for Employee's services a base salary ("Base Salary") at an annual rate of $243,000. Employee's Base Salary shall be increased annually during the first quarter of each year at the same time as other senior executives by an amount not less than 6%. With respect to bonus, stock options and all other items considered as compensation for SEC disclosure purposes (excluding unusual bonuses, option grants or other such compensation awarded outside of the normal annual compensation review process), the Company will provide Employee with amounts determined on a basis that is substantially consistent with the basis on which such compensation is determined for other comparable senior executives (currently the Chief Operating Officer, Chief Financial Officer and Chief Development Officer, but excluding the Chief Executive Officer and President). Employee's Base Salary will be payable in accordance with the Company's standard payroll procedures.

     2. Duties. Employee shall serve as Co-Chairman, Founder and President of Clinical Services Council of the Company and shall perform such appropriate and reasonable duties as may be delegated to Employee by the Board of Directors (the "Board") or Chief Executive Officer of the Company. Employee shall be employed on a full-time basis and shall devote all of Employee's working time, attention and energies to the Company during the term of Employee's employment. Employee shall be provided reasonable resources with which to perform his duties, including but not limited to the support of a secretary and a national dental officer. Notwithstanding the preceding, Employee will not be precluded from engaging in appropriate professional, educational, civic, charitable or religious activities or from devoting a reasonable amount of time to private investments that do not interfere or conflict with Employee's responsibilities to the Company. Employee shall principally
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perform Employee's duties hereunder at the executive offices of the Company located in Vancouver, Washington.

     3. Term of Employment. Employee's employment with the Company is for an initial term (the "Initial Term") commencing on the date of this Agreement and ending in five years on June 30, 2003. Unless one party gives notice of termination one year prior to the end of the Initial Term, Employee's employment with the Company shall be automatically renewed for an additional five year term commencing on July 1, 2003 and ending on June 30, 2008 ("Renewal Term"). Until April 30, 2002, the Company may not terminate Employee's employment other than for "cause" (as defined in Section 8(b) below). After April 30, 2002, Employee's employment with the Company will be "at-will" and, therefore, the Company will thereafter be able to terminate Employee's employment at any time for any reason, with or without cause.

     4. Employee Benefits. During the term of Employee's employment, Employee will be eligible to participate in the employee benefit plans and executive compensation programs (including any bonus plan(s) established by the Compensation Committee) maintained from time to time for other senior executive officers of the Company to the extent that other senior executive officers of similar level and duties are eligible to participate in such programs and if Employee qualifies for participation in any such programs. These benefits may change from time to time.

     5. Business Expenses. During the term of Employee's employment, the Company shall reimburse Employee for necessary and reasonable travel, entertainment and other business expenses appropriately incurred by Employee in connection with performing Employee's duties. The Company will reimburse Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

     6. Proprietary Information Agreement. Employee has signed and will abide by the terms of the Proprietary Information Agreement, the form of which was attached as Exhibit A to the Prior Agreement.

     7. Vacation and Holidays. Employee will be entitled to fully-paid vacation time and holidays consistent with the Company's policy as may be in place from time to time.

     8. Severance Compensation.

          (a) In the event that Employee's employment with the Company is terminated by Employee for "good reason" (as defined below) during the initial three years after the Prior Effective Date, and provided that Employee complies with the provisions of Section 9 hereof, Employee will enter into a twelve-month consulting agreement at Employee's Base Salary as of the date of the termination of Employee's employment (the "Termination Date"). Following the termination of such consulting agreement, Employee

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will receive severance payments from the Company for 24 months at Employee's
Base Salary as of the Termination Date, payable in equal monthly installments. If Employee's employment is terminated by Employee for "good reason" subsequent to the initial three years of employment after the Prior Effective Date, and provided that Employee complies with the provisions of Section 9 hereof, Employee will enter into a twelve-month consulting agreement at Employee's Base Salary as of the Termination Date. Following the termination of such consulting agreement, Employee will receive severance payments from the Company for twelve months at Employee's Base Salary as of the Termination Date, payable in equal monthly installments. In the event Employee's employment with the Company is terminated by the Company for any reason other than "cause" (as defined below) after April 30, 2002, and provided Employee complies with the provisions of
Section 9 hereof, Employee will receive severance payments from the Company for the period through June 30, 2003, at Employee's Base Salary as of the Termination Date, payable in equal monthly installments. Upon any termination of Employee's employment covered by this Section 8(a), all options to purchase Company stock granted to Employee after the Effective Date shall continue to vest until the later of June 30, 2003 or the end of any consulting or severance periods. Upon any termination of Employee's employment covered by this Section 8(a), all options to purchase Company stock granted to Employee prior to the Effective Date shall be immediately vested.

          (b) For purposes of this Agreement, "cause" shall mean (i) Employee's continuous and willful inattention to Employee's duties after at least one written notice of same has been given to Employee and Employee has been given an opportunity to cure the same within thirty days after such notice; (ii) any breach by Employee of Section 9 of this Agreement; (iii) any act committed by Employee with respect to the property or the business of the Company which constitutes gross recklessness, willful or gross misconduct or fraud; or (iv) criminal conduct which has caused material injury to the Company and which could reasonably result in conviction of a felony which involves fraud, dishonesty or moral turpitude, excluding from the definition of "cause," without limitation, such events as are stated not to constitute "cause" in the following sentence. Employee shall not be considered to have been terminated for "cause" if terminated by the Company solely (a) as a result of Employee's bad judgment or negligence, (b) because of any act or omission believed by Employee in good faith to have been in or not opposed to the best interests of the Company (without intent of gaining therefrom directly or indirectly a profit to which Employee was not legally entitled) and reasonably believed by Employee not to have been improper or unlawful, (c) because of an act or omission in respect of which a determination could properly have been made by the Board that Employee met the applicable standard of conduct prescribed for indemnification or reimbursement under the bylaws or charter of the Company, or the laws of the State of Washington, in each case in effect at the time of such acts or omissions, or (d) because of any act or omission with respect to which notice of termination is given more than twelve months after the earliest date on which a non-employee director of the Company who is not a party to such act or omission knew or should have known of such act or omission.

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          (c) For purposes of this Agreement, "good reason" shall mean termination of Employee's employment by Employee within thirty days following
(x) any relocation of the Company's executive offices where Employee is employed on the Effective Date to a new location which is in excess of 25 miles from its current location, (y) a demotion in position from Co-Chairman and President of Clinical Services Council of the Company, or (z) the assignment of duties and responsibilities of materially lesser status, dignity and character, or a substantial reduction in the nature or status of Employee's duties and responsibilities.

          (d) During any period in which Employee receives severance compensation pursuant to subsection (a) of this Section 8 or, with respect to benefits other than medical insurance, such shorter period following the Termination Date that Employee is eligible to participate in Employer's employee benefit plans, Employee shall further be entitled to medical, life insurance, disability insurance and any other similar benefits to the same extent as theretofore provided by the Company to Employee prior to the Termination Date.

     9. Restrictive Covenants and Confidentiality.

          (a) Non-Solicitation. Employee agrees that during the term of Employee's employment and for a period of one year following any termination thereof (for any reason), Employee shall not (either directly or indirectly) solicit, entice, encourage or induce any person who at any time within one year prior to Employee's termination of employment shall have been an employee of the Company or any of its subsidiaries, or who is a dentist who is employed by or performing professional services for any dental practice managed by the Company or one of its subsidiaries, to become employed by or associated with any person, firm or corporation other than the Company, and Employee shall not approach any such employee or dentist for such purpose or encourage the taking of such actions by any other person, firm or corporation or assist any such person, firm or corporation in taking such action.

          (b) Non-Compete. Employee agrees that during the term of Employee's employment and during any period in which Employee is receiving severance compensation pursuant to Section 8 hereof, Employee shall not, directly or indirectly, within a 50 mile radius of any location where the Company or any of its subsidiaries owns, manages, develops, or operates any dental practice or assets, engage or participate or make any financial investments in, or become employed by, or act as an agent or principal of, or render advisory or other services to or for, any person, firm or corporation that is engaged, directly or indirectly, in any line of business then engaged in, or planned to be engaged in, by the Company (a "Competing Enterprise"). A Competing Enterprise shall not include any practice of dentistry with or consulting to a group of 10 or fewer dentists located outside of a five mile radius of any location where the Company or any of its subsidiaries owns, manages, develops or operates any dental practice or assets. Similarly, nothing herein contained shall restrict Employee from engaging in the solo practice of dentistry outside of a five mile radius of any location where the Company or any of its subsidiaries owns,

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manages, develops or operates any dental practice or assets. Nothing herein contained shall restrict Employee from holding investments in not more than three percent of the voting securities of any Competing Enterprise whose stock is listed on a national securities exchange or is actively traded on the National Association of Securities Dealers Automated Quotation System, so long as in connection with such investments Employee does not render services to a Competing Enterprise.

     10. Survival. The provisions of this Agreement shall survive the termination of Employee's employment with the Company, irrespective of the reason therefor.

     11. Remedies. Employee acknowledges that the services to be rendered by Employee are of a special, unique and extraordinary character and, in connection with such services, Employee will have access to confidential information vital to the Company's and its subsidiaries' businesses. By reason of this access, Employee consents and agrees that if Employee violates any of the provisions of this Agreement, the Company and its subsidiaries shall be entitled, without the need to show actual damages, to an injunction and a temporary restraining order from any court of competent jurisdiction restraining Employee from committing or continuing any such violation of this Agreement. Employee acknowledges that damages at law would not be an adequate remedy for violation of this Agreement, and Employee therefore agrees that the provisions of this Agreement may be specifically enforced against Employee in any court of competent jurisdiction. The rights, powers and remedies of the Company under this Agreement are cumulative and not exclusive of any other right, power or remedy which the Company may have under any other agreement or by law.

     12. Miscellaneous.

          (a) Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto and their heirs, executors, legal representatives, successors and assigns. Neither party shall have the right to assign its obligations, or all or any portion of their rights or interests under this Agreement without the prior written consent of the other party hereto, and any attempt to do so will be null and void.

          (b) Governing Law. This Agreement is made and entered into and is to be governed by the internal laws of the State of California, applicable to agreements made and to be performed entirely within such state without regard to the conflicts of law principles of such State.

          (c) Waiver. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter, nor shall a waiver by either party of a breach of any provision hereof be taken or held to be a continuing waiver of such provision, or waiver of any other breach under any other provision of this Agreement.

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
          (d) Entire Agreement. This Agreement and the Proprietary Information Agreement set forth the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties with respect to such subject matter. This Agreement may be amended only by a written instrument signed by both parties hereto making specific reference to this Agreement and expressing the plan or intention to modify it.

          (e) Severability. If any provision of this Agreement shall be adjudicated to be invalid, ineffective or unenforceable, the remaining provisions of this Agreement shall not be affected thereby. The invalid, ineffective and unenforceable provision shall, without further action by the parties, be automatically amended to effect the original purpose and intent of the invalid, ineffective or unenforceable provision; provided, however, that such amendment shall apply only with respect to the operation of such provision in the particular jurisdiction with respect to which such adjudication is made.

          (f) Arbitration. Any controversy or claim arising out of or relating to this Agreement and the Proprietary Information Agreement, or the beach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitration panel shall be composed of three persons with corporate business experience in management or legal positions. The arbitration proceedings shall be conducted in El Segundo, California, Vancouver, Washington, or Portland, Oregon. The arbitrators shall have the authority to award such remedies or relief that a court of the state where the arbitration takes place could order or grant in an action governed by California law.

          (g) Prior Agreement Superseded. This Agreement supersedes and replaces in its entirety the Prior Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                       GENTLE DENTAL SERVICE CORPORATION



                                       By: MICHAEL THOMAS FIORE
                                           ------------------------------------
                                       Title: CEO
                                              ---------------------------------


                                       DANY Y. TSE, DMD
                                       ----------------------------------------
                                       Dany Y. Tse, DMD

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